UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2006

ACCELRYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27188	33-0557266
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	file number	identification number)

10188 Telesis Court, San Diego, California 92121-1761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On October 26, 2006, Accelrys, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2006.  A copy of this press release is attached hereto as Exhibit 99.1.

In addition to disclosing the Company’s financial results calculated in accordance with GAAP, the press release includes non-GAAP measures of total operating costs and expenses and net income (loss), adjusted to exclude the effect of certain costs related to the completion of the Company’s restatement and stock-based compensation expense.  The Company believes these non-GAAP financial measures provide a more useful measure of the Company’s operating results, an easier comparison with historical results and with the results of other companies, and insight into the Company’s on-going operating performance.  Further, the Company’s management and Board of Directors utilize these measures, in addition to GAAP measures, when evaluating and comparing the Company’s operating performance against internal financial forecasts and budgets.  These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.  Investors are encouraged to review the reconciliation of the non-GAAP financial measures presented in the press release to their most directly comparable GAAP financial measures included in the press release.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press release dated October 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

	By:	/s/ Rick E. Russo
Rick E. Russo
Senior Vice President and
Chief Financial Officer

Date: October 26, 2006